UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2006

MICROHELIX, INC.
(Exact name of Registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

19500 SW 90th Court, Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 503-692-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective October 19, 2006, microHelix, Inc. ("microHelix") entered into several agreements under which it issued shares of its newly authorized Series C Preferred Stock, no par value ("Series C Preferred Stock"), issued warrants to purchase shares of its Common Stock, no par value ("Common Stock"), amended and restated a promissory note owed to one of its executive officers and amended the employment agreement of the executive officer. The agreements entered into were:

(a)
Series C Preferred Stock Purchase Agreement under which MH Financial Associates, LLC, an Oregon limited liability company ("MH Financial"), purchased 139,535 shares of Series C Preferred Stock for $2.15 per share, or a total of $300,000. Each share of Series C Preferred Stock is initially convertible into 10 shares of Common Stock. If the Series C Preferred Stock were converted at the initial conversion ratio, microHelix would issue 1,395,350 shares of Common Stock. James M. Williams, Chairman of the Board and a director of microHelix, is an investor in MH Financial. MH Financial is an affiliate of Aequitas Capital Management, Inc., which serves as microHelix's financial advisor.

(b)	Warrant (the "Series C Warrant") issued to MH Financial to purchase 1,046,513 shares of Common Stock at an initial exercise price of $0.30 per share. The Series C Warrant expires on October 18, 2011.

(c)
Registration Rights Agreement under which microHelix granted MH Financial certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, upon conversion of the Restated Note (defined below) and upon exercise of the warrants issued and issuable to MH Financial in connection with the transactions described herein.

(d)
Agreement Regarding Amendment of Promissory Note under which microHelix and MH Financial agreed to amend and restate the promissory note dated April 8, 2005, as amended (the "Prior Note"), that was originally issued to Marti D. Lundy. On October 19, 2006, Ms. Lundy assigned the promissory note and its underlying security agreement to MH Financial in exchange for a cash payment. Ms. Lundy is an executive officer of microHelix.

(e)
Amended and Restated Promissory Note (the "Restated Note") in favor of MH Financial. The Restated Note replaces and supersedes the Prior Note. The initial principal amount of the Restated Note is $1,028,982, which bears interest at the rate of 10% per annum through July 31, 2007 and 14% per annum from August 1, 2007 through the maturity date of August 19, 2008. Payments of principal and interest of $20,000 are due monthly under the Restated Note, with the first payment due on November 19, 2006. The Restated Note is convertible into Common Stock at any time by MH Financial. The conversion rate is the lower of (i) $0.30 per share; (ii) the weighted average closing bid price for Common Stock for the 20 trading days immediately prior to conversion; or (iii) the closing price of Common Stock sold in any new offering resulting in proceeds to microHelix of more than $1,000,000. The Restated Note continues to be secured by a lien against substantially all of the assets of microHelix and its wholly-owned subsidiary, Moore Electronics, Inc. MH Financial may accelerate all amounts due under the Restated Note in the event of payment default or certain other defaults defined in the Restated Note. A total of $77,309 of outstanding principal of the Prior Note was forgiven in connection with its amendment and restatement.

(f)
Warrant (the "Note Warrant") issued to MH Financial to purchase 102,898 shares of Common Stock at an initial exercise price of $0.30 per share. The Note Warrant expires on October 18, 2011. microHelix also agreed to issue warrants in identical form to MH Financial to purchase that number of shares of Common Stock, calculated on a quarterly basis, equal to 10% of the then outstanding principal balance of the Restated Note on the first day of each calendar quarter that the Restated Note is outstanding and unpaid.

(g)
Amendment No. 1 to Employment Agreement between Moore Electronics, Inc. and Marti D. Lundy, an executive officer of microHelix, under which Ms. Lundy's employment was converted to "at will" status and her compensation and benefits were changed.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 19, 2006, microHelix issued the Restated Note to MH Financial. The disclosure contained in paragraphs (d), (e) and (f) of Item 1.01 above are hereby incorporated into this Item 2.03 by this reference.

Item 3.02. Unregistered Sale of Equity Securities.

On October 19, 2006, microHelix issued to MH Financial: (a) 139,535 shares of its Series C Preferred Stock for $2.15 per share in a private placement in which it received total gross cash proceeds of $300,000, (b) the Series C Warrant, (c) the Restated Note and (d) the Note Warrant. These securities were issued to an accredited investor in reliance on Regulation D promulgated under the Securities Act of 1933, as amended. The disclosure contained in paragraphs (a), (b), (d), (e) and (f) of Item 1.01 above are hereby incorporated into this Item 3.02 by this reference.

Item 3.03. Material Modification to Rights of Security Holders.

microHelix amended its Amended and Restated Articles of Incorporation, as amended, on October 19, 2006 by filing a Certificate of Designation with the Oregon Secretary of State designating 279,070 shares of its Preferred Stock as Series C Preferred Stock. Half of the shares of Series C Preferred Stock were sold to MH Financial on October 19, 2006. The rights of the holders of microHelix's Common Stock may be materially limited by the issuance of Series C Preferred Stock in that the Series C Preferred Stock holders have superior liquidation preferences over the Common Stock holders in the event of any liquidation, dissolution or winding up of microHelix, either voluntary or involuntary. In any such event, the assets of microHelix would be distributed in the following order:

•
First, to the holders of the Series C Preferred Stock until they receive an amount equal to $2.15 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series C Preferred Stock then held by them.

•	Second, any remaining assets of microHelix would be distributed pro rata to the holders of Common Stock based on the number of shares of Common Stock then held by each holder.

Item 5.03. Amendment to Articles of Incorporation or Bylaws Change in Fiscal Year.

Effective October 17, 2006, microHelix's Board of Directors authorized two amendments to its Amended and Restated Articles of Incorporation, as amended. The first amendment clarified that microHelix has 750,000 shares of authorized undesignated and unissued Preferred Stock available for future issuance and deleted references to Series A Preferred Stock and Series B Preferred Stock, no shares of which were then outstanding. The second amendment designated 279,070 shares of microHelix's authorized but unissued Preferred Stock as Series C Preferred Stock.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits. The following documents are filed as exhibits to this Form 8-K:

3.1	Articles of Amendment effective October 17, 2006 to Amended and Restated Articles of Incorporation, as amended, deleting references to Series A and Series B Preferred Stock.

3.2	Articles of Amendment effective October 17, 2006 to Amended and Restated Articles of Incorporation, as amended, designating Series C Preferred Stock.

10.1	Series C Preferred Stock Purchase Agreement dated October 19, 2006 between microHelix, Inc. and MH Financial Associates, LLC.

10.2	Form of Warrant dated October 19, 2006 issued by microHelix, Inc. to MH Financial Associates, LLC.

10.3	Agreement Regarding Amendment to Promissory Note dated October 19, 2006 between microHelix, Inc. and MH Financial Associates, LLC.

10.4	Amended and Restated Promissory Note dated October 19, 2006 executed by microHelix, Inc. in favor of MH Financial Associates, LLC.

10.5	Registration Rights Agreement dated October 19, 2006 between microHelix, Inc. and MH Financial Associates, LLC.

10.6*	Amendment No. 1 to Employment Agreement dated October 19, 2006 between Moore Electronics, Inc. and Marti D. Lundy

______________________
*Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

microHelix, Inc.
(Registrant)

Date: October 20, 2006	By:	/s/ Tyram H. Pettit
Tyram H. Pettit
President and Chief Executive Officer